                                                      Registration No. 333-86807

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) [X]


                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                          13-5266470
                                                          (I.R.S. employer
                                                          identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)

                             -----------------------

                            THE TIMES MIRROR COMPANY
               (Exact name of obligor as specified in its charter)

Delaware                                                     95-4481525
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

        Times Mirror Square
        Los Angeles, California
        (Address of principal executive offices)            90053
                                                            (Zip Code)

                            -------------------------

                                 Debt Securities
                       (Title of the indenture securities)

Item 1. General Information.

               Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                             Address
               ----                                             -------
               Comptroller of the Currency                      Washington D.C.

               Federal Reserve Bank of New York                 New York, NY
               33 Liberty Street
               New York, NY

               Federal Deposit Insurance Corporation            Washington, D.C.

        (b)    Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.        Affiliations with Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                      None.

Item 16.       List of Exhibits.

               List below all exhibits filed as a part of this Statement of Eligibility.

               Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

               Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

               Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

               Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

               Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

               Exhibit 5 - Not applicable.

               Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

               Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1999 - attached)

               Exhibit 8 - Not applicable.

               Exhibit 9 - Not applicable.

                               ------------------



                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of October, 1999.

                                        CITIBANK, N.A.


                                        By  /s/ Nancy Forte
                                            ----------------------------------
                                            Nancy Forte
                                            Senior Trust Officer

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District

                        REPORT OF CONDITION CONSOLIDATING
                      DOMESTIC AND FOREIGN SUBSIDIARIES OF

                                 CITIBANK, N.A.

of New York in the State of New York, at the close of business on June 30, 1999, published in response to call made by Comptroller of the Currency, under Title
  12, United States Code, Section 161. Charter Number 1461 Comptroller of the
                        Currency Northeastern District.

                                     ASSETS

                                                                Thousands of dollars
                                                                --------------------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency
  and coin ..............................................         $   9,506,000
  Interest-bearing balances .............................            12,615,000
Held-to-maturity securities .............................                     0
Available-for-sale securities ...........................            36,981,000
Federal funds sold and securities purchased
  under agreements to resell ............................             7,560,000
Loans and lease financing receivables:
  Loans and Leases, net of unearned income ..............         $ 197,415,000
  LESS:  Allowance for loan and
  lease losses                            4,704,000
                                          ---------
Loans and leases, net of unearned income,
  allowance, and reserve ................................         $ 192,711,000
Trading assets ..........................................            27,650,000
Premises and fixed assets (including
  capitalized leases) ...................................             3,924,000
Other real estate owned .................................               366,000
Investments in unconsolidated subsidiaries
  and associated companies ..............................             1,123,000
Customers' liability to this bank on acceptances
  outstanding ...........................................             1,228,000
Intangible assets .......................................             4,017,000
Other assets ............................................            11,834,000
                                                                  -------------
TOTAL ASSETS ............................................         $ 309,515,000
                                                                  =============

                                                                Thousands of dollars
                                                                --------------------
                                  LIABILITIES

Thousands of dollars
Deposits:
  In domestic offices ...................................         $  41,555,000
    Noninterest-bearing                $  13,930,000
    Interest-bearing                      27,625,000
                                       -------------
In foreign offices, Edge and Agreement
  subsidiaries, and IBFs ................................           179,468,000
    Noninterest-bearing                   13,309,000
    Interest-bearing                     166,159,000
                                       -------------
Federal funds purchased and securities sold
  under agreements to repurchase ........................             7,516,000
Trading liabilities .....................................            24,124,000
Other borrowed money (includes mortgage
  indebtedness and obligations under
  capitalized leases):
    With a remaining maturity of one year
    or less .............................................            11,128,000
    With a remaining maturity of more than
    one year through three years ........................             1,454,000
    With a remaining maturity of more than
    three years .........................................             2,512,000
Bank's liability on acceptances executed and
  outstanding ...........................................             1,283,000
Subordinated notes and debentures .......................             6,600,000
Other liabilities .......................................            12,986,000
                                                                  -------------
TOTAL LIABILITIES .......................................         $ 288,626,000
                                                                  =============

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...........                     0
Common stock ............................................         $     751,000
Surplus .................................................             9,609,000
Undivided profits and capital reserves ..................            11,201,000
Net unrealized holding gains (losses) on
  available-for-sale securities .........................                27,000
Accumulated net gains (losses) on cash
  flow hedges ...........................................                     0
Cumulative foreign currency translation
  adjustments ...........................................              (699,000)
                                                                  -------------
TOTAL EQUITY CAPITAL ....................................         $  20,889,000
                                                                  -------------
TOTAL LIABILITIES AND EQUITY
  CAPITAL ...............................................         $ 309,515,000
                                                                  =============

        I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief

                                            ROGER W. TRUPIN
                                            CONTROLLER

        We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                            PAUL J. COLLINS
                                            JOHN S. REED
                                            WILLIAM R. RHODES



                                       3